Exhibit 10.5

NINTH AMENDMENT TO SENIOR PROMISSORY NOTE

THIS NINTH AMENDMENT TO SENIOR PROMISSORY NOTE (“Ninth Amendment”) is entered into and effective as of  December 17, 2019, by and between CALAVO GROWERS, INC., a California corporation (“Lender”), located at 1141-A Cummings Road, Santa Paula, CA 93060, and FRESHREALM, LLC, a Delaware limited liability company (“Borrower”), located at 34 N Palm St Suite 100, Ventura, CA 93001.  Lender and Borrower are sometimes collectively referred to herein as the “Parties.”  Capitalized terms not otherwise defined herein shall have the same meaning as those capitalized terms defined in that certain Sixth Amended and Restated Senior Promissory Note, dated September 18, 2019, by and between the Parties, as amended by the Seventh and Eighth amendments thereto (collectively, the “Note”).

RECITALS

WHEREAS, the Parties desire to extend the Maturity Date of the Note, as amended by that certain Eighth Amendment to Senior Promissory Note, dated November 25, 2019 (“Eighth Amendment”), and in connection with the Note, Lender has requested that Borrower begin to make monthly interest payments on the Note beginning on October 31, 2020, on the terms and conditions set forth in this Ninth Amendment.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.         Maturity Date.  Pursuant to Section 4(a) of the Note, as amended by the Eighth Amendment, the Maturity Date of the Note is hereby extended and amended from the date of November 1, 2020 to November 1, 2021, and Lender shall have the option, in its sole and absolute discretion, to extend such amended Maturity Date of November 1, 2021, for up to two (2) additional and separate one (1) year extension periods of November 1, 2022, and November 1, 2023, respectively, by Lender electing in writing and giving notice to Borrower to extend the applicable Maturity Date under the Note.

2.         Monthly Interest Payments.  Beginning on October 31, 2020, and on the last day of each and every calendar month thereafter (the “Monthly Payment Dates” and each a “Monthly Payment Date”) throughout the term of this Note and while any principal is outstanding, Borrower shall make monthly interest payments under this Note to Lender (the “Monthly Interest Payments” and each a “Monthly Interest Payment”), as described below.  The Monthly Interest Payment amount for the interest payment due on each Monthly Payment Date shall consist of the interest accrued on the unpaid principal Loan Amount due under the Note during the calendar month ending on the applicable Monthly Payment Date, calculated on a daily basis using a 365 day year (the “Monthly Interest Amount”).  For example purposes only and for clarification and avoidance of doubt, the initial Monthly Interest Amount shall be the interest accrued on the unpaid principal Loan Amount due under the Note during the 31 days of October

2020.  In addition to calculation of the Monthly Interest Amount (described above), interest on the principal balance of the Note, as further described in Section 3 of the Note, shall also be calculated on a daily basis using a 365 day year.  If Borrower fails to make the initial Monthly Interest Payment on October 31, 2020, which failure is not cured within five (5) business days after written notice thereof from Lender to Borrower, then, notwithstanding anything to the contrary stated in Section 1 of this Ninth Amendment, the Maturity Date shall revert to November 1, 2020.  Any failure by Borrower to make Monthly Interest Payments on the applicable Monthly Payment Dates thereafter shall be a Default pursuant to Section 7 of the Note.

3.         No Other Amendments.  Except as specifically amended herein, each of the provisions of the Note, and all subsequent amendments thereto, shall remain in full force and effect.

4.         Counterparts; Delivery.  This Ninth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Ninth Amendment by facsimile or other electronic imaging means shall be effective as an original.

5.         Governing Law.  This Ninth Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

(Please Proceed to Next Page for Signatures)

IN WITNESS WHEREOF, Borrower and Lender have caused this Ninth Amendment to Senior Promissory Note to be executed as of the date first written above.

BORROWER:

FRESHREALM, LLC

By:	/s/ Michael R. Lippold
Name:	Michael Lippold
Title:	Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:	/s/ Lecil E. Cole
Name:	Lecil Cole
Title:	Chief Executive Officer

(Signature Page to Ninth Amendment to Senior Promissory Note)

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